EXHIBIT 99.1

                             JOINT FILER INFORMATION




NAME:   Nomura Phase4 Ventures LP

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER: Member of 13G Group reporting more than 10% ownership.



Signature: Nomura Phase4 Ventures LP


           By: /s/ Denise Pollard Knight
               -------------------------

Dated:  April 20, 2006

                             JOINT FILER INFORMATION




NAME:   Nomura Phase4 Ventures LTD

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER: Member of 13G Group reporting more than 10% ownership.



Signature:      Nomura Phase4 Ventures LTD


                By: /s/ Denise Pollard Knight
                    -------------------------


Dated:  April 20, 2006

                             JOINT FILER INFORMATION




NAME:   Nomura Phase4 Ventures GP LTD

ADDRESS:
Nomura House
1 St Martins-le-Grand
London, EC1A 4NP
United Kingdom

ISSUER AND TICKER SYMBOL:  Targacept, Inc. [TRGT]

DATE OF EARLIEST TRANSACTION REQUIRED TO BE REPORTED:  April 18, 2006

RELATIONSHIP OF REPORTING PERSONS TO ISSUER: Member of 13G Group reporting more than 10% ownership.



Signature:      Nomura Phase4 Ventures GP LTD


                By: /s/ Denise Pollard Knight
                    -------------------------

Dated:  April 20, 2006